Exhibit 10.29





                              UNIVERSAL CORPORATION


                       DIRECTOR'S CHARITABLE AWARD PROGRAM



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                              UNIVERSAL CORPORATION

                       DIRECTOR'S CHARITABLE AWARD PROGRAM

                                PROGRAM SUMMARY*



PURPOSE

o The purpose of the Director's Charitable Award Program is to recognize the interest of Universal Corporation (the "Corporation") and its Directors in supporting worthy charitable organizations.



ELIGIBILITY

o All Directors of the Corporation as of December 2, 1997, are immediately eligible to participate in the Director's Charitable Award Program. Any Director elected to the Board after that date will immediately be eligible to participate in the Program when he or she is elected to the Board.



CONTRIBUTION TO RECOMMENDED BENEFICIARY

o The Corporation will contribute up to $1,000,000 on behalf of each participating Director, to be allocated in accordance with the Director's recommendation among up to five eligible charitable organizations.



o The donation(s) will be made in the Director's name, in minimum amounts of $100,000 per organization.



o The donation(s) on behalf of a Director will be made in ten equal annual installments, with the first installment to be made following the later of the Director's retirement from the Board or attainment of age 70. The nine remaining installments will be made following the Director's death.





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o   If a Director recommends more than one organization to receive a donation, each will receive a prorated portion of each annual installment. Each annual installment payment will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director. For example, if a Director recommends one organization to receive a $500,000 donation and two organizations to receive $250,000 each, the $500,000 organization will receive 50% of each annual installment and the other two organizations will each receive 25% of each installment.



VESTING

o A Director will be fully vested in the Program: (a) upon the completion of sixty full months of service as a Director, (b) in the event he or she terminates service due to death, disability, or other circumstances as deemed appropriate by the Board, or (c) if there is a Change in Control of the Corporation (as hereinafter defined) while the Director is actively serving. A Director's donation amount will be determined in accordance with the following schedule:


                           MONTHS OF          DONATION
                            SERVICE            AMOUNT
                        -----------------  ----------------
                          0-11 months      $       0
                             12-23           200,000
                             24-35           400,000
                             36-47           600,000
                             48-59           800,000
                          60 or more       1,000,000


o For persons serving as Directors on December 2, 1997, Board service prior to December 2, 1997 will be counted as vesting service.

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o   If a Director recommends more than one organization to receive aggregate donations of $1,000,000, and if the applicable vested donation amount is less than $1,000,000, the actual donation amount will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director. For example, if a Director recommends one organization to receive a donation of $500,000 and two other organizations to receive a donation of $250,000 each, the organization recommended to receive $500,000 will receive 50% of the vested donation amount and the other two organizations will each receive 25% of the vested donation amount.



       RECOMMENDATION OF BENEFICIARY

o Each Director will complete a Beneficiary Recommendation Form to recommend the charitable organization(s) to receive a donation from the Corporation after his or her death. The form will be acknowledged by the Corporation, and a copy will be returned to the Director.

o Each Director may recommend a single organization to receive a $1,000,000 donation, or up to five organizations to receive donations aggregating $1,000,000. Each recommended organization must be recommended to receive a donation of at least $100,000.

o In order to be eligible to receive a donation, a recommended organization must initially, and at the time each donation installment is to be made, qualify to receive tax-deductible donations under the Internal Revenue Code, and must be reviewed and approved by the Corporation's Executive Compensation Committee (the "Committee"). A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. A Director's private foundation is not eligible to receive donations under the Program.

o The Corporation's acknowledgment of a Director's Beneficiary Recommendation Form will constitute an initial approval of the organization(s) recommended by the Director; however, all recommended organizations will be subject to continuing approval by the Corporation, and will be subject to final approval at the time each donation installment is to be made. Because the organization(s) recommended are subject to approval at the time each donation installment is to be made, there is no contractual obligation on behalf of the Corporation to continue donation installment payments once they have commenced.
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o   The recommendation of a beneficiary may be revoked or revised by a Director at any time. If a Director wishes to revise or revoke a beneficiary recommendation, the Director will complete a new Beneficiary Recommendation Form which will be acknowledged by the Corporation and a copy returned to the Director.

o If any organization recommended by a Director to receive a donation ceases to meet the requirements of a Program beneficiary, and if a revised Beneficiary Recommendation Form is not submitted by the Director, the amount recommended for the particular organization which does not meet the eligibility requirements shall be divided among the Director's remaining recommended qualified organizations on a prorated basis. If all the organizations selected by a Director cease to qualify, the Corporation will select the organization(s) to receive the donation(s) on behalf of the Director. However, the Corporation reserves the right not to select an organization to receive the donation(s).

o A Director may request the Corporation to notify an organization that it has been selected by the Director to receive a donation by checking the appropriate box in Section I of the Beneficiary Recommendation Form. If a Director requests that an organization be notified, the Corporation will send the organization a notification letter similar to the one included as Attachment A (p.6).



MISCELLANEOUS PROVISIONS

o In order to financially support the Program, the Corporation may purchase a life insurance policy or policies insuring the lives of the Directors. The Corporation will be the owner and beneficiary thereof. Neither the Directors nor the charitable organizations selected by the Directors will have any rights or beneficial ownership interests in any such policy or policies acquired by the Corporation.

o In order to participate in the Program, an eligible Director must complete all required enrollment forms and procedures, including providing any requested health and medical history information and submitting to any required medical exams or tests (if life insurance is acquired). The Program will not be effective for any Director until he or she completes all enrollment procedures.

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o   A Director's rights and interests under the Program may not be assigned or transferred.

o   The expenses of the Program will be borne by the Corporation.

o The Program effective date will be December 2, 1997. However, the recommendation of an individual Director will not be effective until he or she completes all enrollment requirements.

o The Program may be amended, suspended or terminated at any time by the Corporation's Board of Directors.

o If there is a Change in Control of the Corporation, all Directors serving on the Board at the time of the Change in Control shall become immediately vested. Also, the Program will thereafter become irrevocable for all Directors (and vested former Directors) then participating in the Program.


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                                  ATTACHMENT A
                   SAMPLE LETTER TO RECOMMENDED BENEFICIARY


[Date]

Name, Title
Organization Name
Address
City, State  Zip

Dear ___________:


On behalf of Universal Corporation, I am pleased to inform you that your organization has been recommended as a potential beneficiary of $_________ at the request of [Director's Name], a member of our Board of Directors and a participant in our Director's Charitable Award Program. Under the provisions of the Program, this donation will be made to your organization in ten equal annual installments by Universal Corporation. The first installment of the donation will be made following the later of [Director's Name]'s retirement from our Board of Directors or his/her attainment of age 70, and the remaining nine equal annual installments will be made following [his/her] death.


There is no action required on the part of your organization to participate in this Program. However, your organization must continue to meet the Program beneficiary eligibility requirements in order to be eligible to receive the donation. In addition, Universal Corporation retains the right to amend, suspend, or terminate the Program at any time. A brief summary of the Program is attached so that you can be aware of the eligibility requirements and other important elements of our Program.


We are delighted that your organization has been recommended for a future donation, and we are pleased to be able to support the personal commitment of [Director's Name] to your activities.

Sincerely,


Universal Corporation

cc:   [Director's Name]


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                              UNIVERSAL CORPORATION
                       DIRECTOR'S CHARITABLE AWARD PROGRAM
                 PROGRAM SUMMARY FOR RECOMMENDED BENEFICIARY

OVERVIEW

The Program allows each Director to recommend a Corporation donation to his or her selected charitable organization. The donation will be made by Universal Corporation (the "Corporation"), in the Director's name, in ten equal installments. The first installment will be paid at the later of the Director's retirement from the Board or his/her attainment of age 70, and the remaining nine equal annual installments will be paid beginning immediately after the Director's death. If the Director dies while serving on the Board, the donation will be paid in ten consecutive equal annual installments beginning immediately after the Director's death.

DONATION AMOUNT

Ordinarily, a Director must have 60 months of service as a Director for the full donation to be made on his or her behalf; otherwise, a reduced donation amount will be made on the Director's behalf. However, the full donation amount will be made on behalf of a Director who terminates Board service as a result of death, disability, or other circumstances as deemed appropriate by the Board.

BENEFICIARY REQUIREMENTS

In order to be eligible to receive a donation, a recommended organization must qualify to receive tax-deductible donations under the Internal Revenue Code, and must be reviewed and approved by the Corporation. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. A recommended organization must satisfy the beneficiary eligibility requirements at the time it is recommended by a Director, and must continue to meet the eligibility requirements until each donation installment is made.

REVOCATION, AMENDMENT AND FORFEITURE

A Director can revoke or amend his or her beneficiary recommendation. In addition, the Program can be amended, suspended or terminated by the Corporation's Board of Directors, in its sole discretion, as it deems advisable. There can be no assurance that a donation will be made to any organization, and an organization does not acquire any legal right to a donation as a result of being recommended by a Director to receive a donation, or as a result of being notified by Universal Corporation of a potential future donation.



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                              UNIVERSAL CORPORATION

                       DIRECTOR'S CHARITABLE AWARD PROGRAM

                              QUESTIONS AND ANSWERS



Q1.   HOW DOES THE DIRECTOR'S CHARITABLE AWARD PROGRAM WORK?

A. Universal Corporation (the "Corporation") will donate up to $1,000,000 to the charitable organizations you select. The donation on your behalf will be made by the Corporation, in your name, in ten installments of $100,000. The first installment will be paid at the later of when you retire from the Board or reach age 70, and the remaining nine installments will be paid in equal annual amounts beginning immediately after your death. If you die while serving on the Board, the donation will be paid in ten consecutive equal annual installments of $100,000 beginning immediately after your death.


Q2.   HOW WILL MY DONATION AMOUNT BE DETERMINED?

A. Your donation amount will be determined based on your months of Board service, in accordance with the following schedule:

                         MONTHS OF          DONATION
                          SERVICE            AMOUNT
                      -----------------  ----------------
                        0-11 months       $      0
                           12-23           200,000
                           24-35           400,000
                           36-47           600,000
                           48-59           800,000
                         60 or more      1,000,000


      However, notwithstanding this schedule, you will be treated as having served for 60 or more months if you terminate Board service as a result of death, disability, or other circumstances as deemed appropriate by the Board, or if there is a Change in Control of the Corporation (as hereinafter defined) while you are actively serving on the Board.



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Q3.   HOW MANY DIFFERENT ORGANIZATIONS MAY I SELECT AND IN WHAT AMOUNTS?

A. You may recommend one organization to receive a $1,000,000 donation, or up to five organizations to receive aggregate donations of $1,000,000. Each recommended organization must be recommended to receive a donation of at least $100,000. If you recommend more than one organization to receive a donation, each recommended organization will receive a prorated portion of each annual installment. Each annual installment payment for your vested donation amount will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations.


      For example, if you are vested for the full $1,000,000 donation and you recommend one organization to receive a $500,000 donation and two organizations to receive $250,000 each, the $500,000 organization will receive 50% of each annual installment and the other two organizations will each receive 25% of each installment. However, if you terminate Board service after 40 months, the organization you designated to receive $500,000 will receive $300,000 and the two organizations designated to receive $250,000 each will actually receive $150,000 each.


Q4. ARE THERE ANY LIMITATIONS AS TO THE TYPES OF ORGANIZATIONS WHICH I CAN NAME TO RECEIVE DONATIONS?

A. In order to be eligible to receive a donation, a recommended organization must qualify to receive tax-deductible donations under the Internal Revenue Code, and must be reviewed and approved by the Executive Compensation Committee of the Corporation (the "Committee"). A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. A Director's private foundation is not eligible to receive a donation under the Program.




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Q5.   CAN I CHANGE MY BENEFICIARY RECOMMENDATION LATER IF I CHANGE MY MIND?

A. Yes, you may substitute a new recommendation to replace a prior one by completing a new Beneficiary Recommendation Form and filing it with the Corporation.


Q6.   WHEN WILL THE CHARITABLE DONATIONS BE MADE?

A. The donation made on your behalf will be made in ten equal installments of $100,000. The first installment will be paid at the later of when you retire from the Board or reach age 70, and the remaining nine installments will be paid in consecutive annual payments beginning immediately after your death. If your death occurs while you are serving on the Board, the donation made on your behalf will be made in ten consecutive annual installments of $100,000 beginning immediately after your death.


Q7.   WHY IS LIFE INSURANCE INVOLVED IN THE PROGRAM?

A. The Corporation intends to fund its Director's Charitable Award Program donations by purchasing life insurance contracts on your life and on the lives of the other Directors.


Q8.   WHO WILL OWN THE LIFE INSURANCE POLICIES?

A. The Corporation will be the sole owner and beneficiary of any life insurance policies. Neither you nor your recommended charitable organizations will have any rights or interest in the policies.


Q9.   WHO WILL PAY THE LIFE INSURANCE PREMIUMS?

A. The Corporation will pay all premiums. You will have no financial obligation or commitment under the Program and will not give up any other current compensation or benefits to participate.




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Q10.  WHAT IS THE PURPOSE OF THE QUESTIONNAIRE AND MEDICAL HISTORY FORM WHICH I
      MUST COMPLETE TO ENROLL IN THE PROGRAM?

A. It is necessary for you to complete this form in order to provide the information needed by the Corporation to apply for insurance on your life. It is the Corporation's intention to use this insurance to fund the donations which will be made under the Program. You will submit your completed form directly to The Ayco Company, L.P., a consulting firm we have retained to conduct the installation of the Program. They will prepare the insurance application based on the information you provide on your form.


Q11.  WILL I NEED TO TAKE A PHYSICAL IN ORDER TO PARTICIPATE IN THE PROGRAM?

A. You may have to submit to a physical examination if you have not had a complete physical in the past six months. Also, even if you do not need a physical, some minor tests will most likely be required. Your requirements will be determined by the insurance company when they review your health and medical history information. The insurance company will pay for any required physical or tests.


Q12.  WILL HEALTH  PROBLEMS MAKE IT IMPOSSIBLE  FOR ME TO  PARTICIPATE  IN THE
      PROGRAM?

A.    No.


Q13. WILL I INCUR ANY CURRENT TAX LIABILITY AS A RESULT OF PARTICIPATION IN THE PROGRAM OR FROM THE PREMIUMS PAID TO THE INSURANCE COMPANY?

A. No, there is no tax cost or any other cost to you under current tax laws.



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Q14.  WHO WILL ADMINISTER THE PROGRAM?

A. The Program will be administered by the Executive Compensation Committee of the Corporation. The installation of the Program will be conducted by The Ayco Company, L.P., a consulting firm employed by the Corporation. If you have any questions about the Program or your enrollment in the Program, please call Mike Lyeth of Ayco at (800) 342-2779 or Bill Taylor of Universal at (804) 359-9311.



Q15.  WHAT HAPPENS IN THE EVENT OF A CHANGE IN CONTROL?

A. All persons actively serving as Directors of the Corporation at the time of a Change in Control of the Corporation (as hereinafter defined) will become immediately vested upon the Change in Control.


Q16.  CAN THE PLAN BE CHANGED?

A. Yes, the Board of Directors of the Corporation may, at any time, without the consent of the Directors participating in the Program, amend, suspend, or terminate the Program. However, if a Director becomes vested in the Program, as a result of a Change in Control of the Corporation, the Program may not be amended or terminated with respect to such Director.


Q17.  WHEN IS THE PROGRAM EFFECTIVE?

A. The Program effective date is December 2, 1997. However, the Program will not be effective for you until you complete all of the enrollment requirements for the Program, including any requirements to qualify for any insurance acquired by the Corporation in connection with the Program.


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                              UNIVERSAL CORPORATION

                       DIRECTOR'S CHARITABLE AWARD PROGRAM


1.    PURPOSE OF THE PROGRAM

      The Universal Corporation Director's Charitable Award Program (the "Program") allows each eligible Director of Universal Corporation (the "Corporation") to recommend that the Corporation make a donation of up to $1,000,000 to the eligible tax-exempt organization(s) (the "Donee(s)") selected by the Director, with the donation to be made in the Director's name. The purpose of the Program is to recognize the interest of the Corporation and its Directors in supporting worthy charitable organizations.

2.    ELIGIBILITY

      All persons serving as Directors of the Corporation as of December 2, 1997 shall be eligible to participate in the Program. All Directors who join the Corporation's Board of Directors after that date shall be immediately eligible to participate in the Program upon election to the Board.

3.    RECOMMENDATION OF DONATION

      When a Director becomes eligible to participate in the Program, he or she shall make a written recommendation to the Corporation, on a form approved by the Corporation for this purpose, designating the Donee(s) which he or she intends to be the recipient(s) of the Corporation donation to be made on his or her behalf. A Director may revise or revoke any such recommendation prior to his or her death by signing a new recommendation form and submitting it to the Corporation.

4.    AMOUNT AND TIMING OF DONATION

      Each eligible Director may choose one organization to receive a Corporation donation of $1,000,000, or up to five organizations to receive donations aggregating $1,000,000. Each recommended organization must be recommended to receive a donation of at least $100,000. The donation will be made by the Corporation in ten equal annual installments, with the first installment to be made at the later of the Director's retirement from the Board or age 70; the remaining nine installments will be paid annually beginning immediately after the Director's death. If the Director dies while serving on the Board, the donation made on his or her behalf will be paid in ten consecutive equal annual installments beginning immediately after the Director's death. If a Director recommends more than one organization to receive a donation, each organization will receive a prorated portion of each annual installment. Each annual installment payment will be divided among the recommended organizations in the same proportion as the total donation amount has been allocated among the organizations by the Director.

5.    DONEES

      In order to be eligible to receive a donation, a recommended organization must initially, and at the time each donation installment is to be made, qualify to receive tax-deductible donations under the Internal Revenue Code, and be reviewed and approved by the Corporation. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Corporation. If an organization recommended by a Director ceases to qualify as a Donee, and if the Director does not submit a form to change the recommendation, the amount recommended to be donated to the organization will instead be donated to the Director's remaining recommended qualified Donee(s) on a prorated basis. If none of the recommended organizations qualify, the donation will be made to an organization(s) selected by the Corporation.

      As each recommended organization is subject to approval prior to the time each donation installment is to be made, there is no contractual obligation on behalf of the Corporation to continue the donation installments once they have commenced. In addition, the Corporation retains the right not to grant the donation recommended for any ineligible organization to another qualified organization.



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6.    VESTING

      The amount of the donation made on a Director's behalf will be determined based on the Director's months of Board service, in accordance with the following vesting schedule:


                           MONTHS OF
                            SERVICE          DONATION AMOUNT
                       -------------------  ------------------
                          0-11 months         $        0
                             12-23               200,000
                             24-35               400,000
                             36-47               600,000
                             48-59               800,000
                           60 or more          1,000,000



      Notwithstanding this vesting schedule, a Director will be entitled to a total donation amount of $1,000,000 in the event: (a) he or she dies or becomes disabled while serving as a Director, (b) Board service is terminated due to other circumstances as deemed appropriate by the Board, or (c) there is a Change in Control of the Corporation while the Director is actively serving.


      For persons serving as Directors on December 2, 1997, both continuous and intermittent Board service prior to that date will count as vesting service. If a Director recommends more than one organization to receive aggregate donations of $1,000,000, and if the Director's vested donation amount is less than $1,000,000, the vested donation amount will be divided among those organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director.

7.    FUNDING AND PROGRAM ASSETS

      The Corporation may fund the Program or it may choose not to fund the Program. If the Corporation elects to fund the Program in any manner, neither the Directors nor their recommended Donee(s) shall have any rights or interests in any assets of the Corporation identified for such purpose. Nothing contained in the Program shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any Donee recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended Donee any interest in any assets of the Program or the Corporation. If the Corporation elects to fund the Program through life insurance policies, a participating Director agrees to cooperate and fulfill the enrollment requirements necessary to obtain insurance on his or her life.

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8.    AMENDMENT OR TERMINATION

      The Board of Directors of the Corporation may, at any time, without the consent of the Directors participating in the Program, amend, suspend, or terminate the Program.

9.    ADMINISTRATION

      The Program shall be administered by the Corporation's Executive Compensation Committee (the "Committee"). The Committee shall have plenary authority in its discretion, but subject to the provisions of the Program, to prescribe, amend, and rescind rules, regulations and procedures relating to the Program. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.


10.   CHANGE IN CONTROL

      If there is a Change in Control of the Corporation, all participants serving as Directors at the time of the Change in Control shall become immediately vested in the Program, and, notwithstanding the provisions of
      Section 8, the Program shall not thereafter be amended or terminated with respect to any person participating in the Program at the time of the Change in Control. For the purpose of the Program, the term "Change in Control" shall have the same meaning as is defined for that term in the Corporation's 1997 Executive Stock Plan.


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11.   GOVERNING LAW

      The Program shall be construed and enforced according to the laws of the Commonwealth of Virginia, and all provisions thereof shall be administered according to the laws of said commonwealth.

12.   EFFECTIVE DATE

      The Program effective date is December 2, 1997. The recommendation of a Director will not be effective until he or she completes the Program enrollment requirements.